AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 19, 2001
                                                      REGISTRATION NO. 333 (4)
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                                ---------------

                         BRISTOL-MYERS SQUIBB COMPANY
            (Exact name of registrant as specified in its charter)


            Delaware                                 22-079-0350
   (State or other jurisdiction         (I.R.S. employer identification number)
of incorporation or organization)

                                ---------------
                                345 Park Avenue
                              New York, NY 10154

                                (212) 546-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              ------------------


        John L. McGoldrick, Esq.                       Sandra Leung, Esq.
        Executive Vice President,                           Secretary
   President - Medical Devices Group,                   345 Park Avenue
           General Counsel                             New York, NY 10154
           345 Park Avenue                               (212) 546-4000
         New York, NY 10154
            (212) 546-4000

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                              ------------------

                                  COPIES TO:

          Susan Webster, Esq.                       Robert M. Thomas, Jr., Esq.
       Cravath, Swaine & Moore                         Sullivan & Cromwell
           Worldwide Plaza                              125 Broad Street
          825 Eighth Avenue                            New York, NY 10004
          New York, NY 10019                             (212) 558-4000
            (212) 474-1000

                              ------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this registration statement, as determined by the registrant in light of market conditions.

                              ------------------



If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                             ------------------


                                     CALCULATION OF REGISTRATION FEE

              Title of                                        Proposed Maximum
      Each Class of Securities               Amount          Aggregate Offering          Amount of
          To Be Registered            To Be Registered (1)       Price (1)(2)         Registration Fee

------------------------------------------------------------------------------------------------------
Debt Securities
------------------------------------------------------------------------------------------------------
Preferred Stock(3)
------------------------------------------------------------------------------------------------------
Depositary Shares(3)
------------------------------------------------------------------------------------------------------
Common Stock(3)
------------------------------------------------------------------------------------------------------
Warrants
------------------------------------------------------------------------------------------------------
Total                                  $4,000,000,000(4)      $4,000,000,000(4)         $1,000,000(4)



(1) Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement (which includes securities issued hereunder pursuant to Rule 429 under the Securities Act) exceed $5,000,000,000, or if any securities are issued in any foreign currency units, the U.S. dollar equivalent of $5,000,000,000. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

(3) In addition to any Preferred Stock, Depositary Shares or Common Stock that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of Preferred Stock, Depositary Shares or Common Stock as may be issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares, as the case may be. No separate consideration will be received for any shares of Preferred Stock, Depositary Shares or Common Stock so issued upon conversion or exchange.

(4) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement also relates to $1,000,000,000 of debt securities previously registered under Registration Statement on Form S-3 (File No. 333-49227), none of which were sold. Accordingly, this registration statement also constitutes post-effective amendment No. 1 to such earlier registration statement and the prospectus contained herein covers a total of $5,000,000,000 of the Registrant's securities.

                              ------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              ------------------

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS INCLUDED IN THIS
  REGISTRATION STATEMENT ALSO RELATES TO DEBT SECURITIES REGISTERED UNDER A REGISTRATION STATEMENT (NO. 333-49227) PREVIOUSLY FILED BY THE REGISTRANT.



                                     (ii)

                  SUBJECT TO COMPLETION DATED, JULY 19, 2001


                                  Prospectus

                         Bristol-Myers Squibb Company

                                345 Park Avenue
                              New York, NY 10154

                                    [Logo]

                           ------------------------

                                $5,000,000,000

                                Debt Securities
                                Preferred Stock
                               Depositary Shares
                                 Common Stock
                                   Warrants

                           ------------------------

              Bristol-Myers Squibb will provide specific terms of
                      these securities in supplements to
                               this prospectus.

                    You should read this prospectus and any
                         supplement to this prospectus
                         carefully before you invest.

                              ------------------

The common stock and $2 convertible preferred stock of Bristol-Myers Squibb are listed on the New York Stock Exchange and the Pacific Exchange, Inc. under the symbols "BMY" and "BMYPR", respectively. Any common stock or $2 convertible preferred stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on these stock exchanges.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2001.

                               TABLE OF CONTENTS

                                                                          Page

About this Prospectus..................................................     2
Forward Looking Statements.............................................     2
Where You Can Find More Information....................................     2
Description of the Company.............................................     3
Use of Proceeds........................................................     4
Ratio of Earnings to Fixed Charges and Earnings to Combined
Fixed Charges and Preferred Stock Dividends............................     4
Description of the Debt Securities.....................................     5
Description of the Preferred Stock.....................................    21
Description of the Depositary Shares...................................    24
Description of the Common Stock........................................    28
Description of the Warrants............................................    29
Plan of Distribution...................................................    30
Legal Opinion..........................................................    32
Experts................................................................    33



                                      (2)

                             ABOUT THIS PROSPECTUS

       This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $5,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading "Where You Can Find More Information".

                          FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements, including statements regarding, among other items, our business and operating strategy, operations, economic performance and financial condition. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. For further details and a discussion of these and other risks and uncertainties, see the Company's SEC filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2000. Actual results may differ materially from those expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus might not occur.

                    WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms:

Public Reference Room   New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center            Citicorp Center
      Room 1024               Suite 1300             500 West Madison Street
Washington, D.C. 20549  New York, New York 10048             Suite 1400
                                                   Chicago, Illinois 60661-2511

          Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. Our common stock and $2 convertible preferred stock are listed on the New York Stock Exchange and the Pacific Exchange, Inc. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                    (3)

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until we sell all the securities. We also specifically incorporate by reference the following documents, which we have already filed with the SEC:

          i.   Our Annual Report on Form 10-K for the year ended December
               31, 2000;

          ii. Our Quarterly report on Form 10-Q for the quarter ended March 31, 2001; and

          iii. Our Current Reports on Form 8-K, filed on June 8, 2001 and January 25, 2001.

          We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at the following address:

              Bristol-Myers Squibb Company
              345 Park Avenue
              New York, NY 10154
              Attention:  Secretary
              (212) 546-4000

          You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                         DESCRIPTION OF THE COMPANY

          Bristol-Myers Squibb Company was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company as successor to a New York business started in 1887. In 1989, we changed our name to Bristol-Myers Squibb Company, as a result of a merger. Through our divisions and subsidiaries, we are a major producer and distributor in one significant business segment - medicines. In general, our business is not seasonal.

                                    (4)

                              USE OF PROCEEDS

          Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of preferred stock, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

        RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
                FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

          The following table sets forth the Company's ratio of earnings to fixed charges and the Company's ratio of earnings to combined fixed charges and preferred stock dividends (which is the same) for each of the periods indicated:

     THREE MONTHS
    ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
----------------------------------------------------------------------------
      2001     2000        2000     1999     1998    1997     1996
----------------------------------------------------------------------------
      45.26    40.10      37.93    30.56    19.13   23.19     26.24

          We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. This calculation excludes the effects of accounting changes which have been made over time and discontinued operations.

          We compute the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and dividends on preferred stock. Due to the immaterial amount of preferred stock dividends, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges. "Earnings" consist of income from continuing operations before provision for income taxes and fixed charges, excluding capitalized interest. "Fixed charges" consist of interest and debt expense, capitalized interest and one-third of rental expense, which we believe is a reasonable approximation of the interest factor of such rental expense.


                                    (5)

                     DESCRIPTION OF THE DEBT SECURITIES


          The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

          The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of June 1, 1993, between us and The Chase Manhattan Bank, as trustee. This indenture is referred to as the "senior indenture". The subordinated debt securities will be issued under an indenture to be entered into between us and the trustee named in a prospectus supplement. This indenture is referred to as the "subordinated indenture". The senior indenture and the subordinated indenture are together called the "indentures".

         The following is a summary of the most important provisions of the indentures. Copies of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. Section references below are to the sections in the applicable indentures. The referenced sections of the indentures are incorporated by reference. We encourage you to read our indentures.

1.   General

          Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by our board of directors from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

          The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms will include:

          o    the title and type of the debt securities;

          o    the total principal amount of the debt securities;

          o the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

          o the date or dates on which the principal of the debt securities will be payable;

          o whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, any foreign currency or foreign currency units;


                                    (6)

          o the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

          o    any optional or mandatory redemption provisions;

          o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

          o whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

          o    any changes to or additional events of default or covenants;

          o any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

          o    any conversion or exchange provisions; and

          o    any other specific terms of the debt securities.

          Unless we otherwise specify in the prospectus supplement:

          o    the debt securities will be registered debt securities; and

          o registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000. (Sections 301 and 302 of the indentures).

          Debt securities may bear legends required by United States Federal tax law and regulations. (Section 201 of the indentures)

          If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.

          Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.

                                    (7)

EXCHANGE, REGISTRATION AND TRANSFER

          Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.

          The designated security registrar in the United States for the senior debt securities is The Chase Manhattan Bank, located at 450 West 33rd Street, New York, New York 10001. The security registrar for the subordinated debt securities will be designated in a prospectus supplement.

          In the event of any redemption in part of any series of debt securities, we will not be required to issue, register the transfer of, or exchange debt securities of any series between the opening of business 15 days before the day of the mailing of a notice of redemption of securities of such series selected for redemption and the close of business on the day of mailing of the relevant notice of redemption.

          (Section 305 of the indentures)

PAYMENT AND PAYING AGENT

          We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.
(Section 307 of the indentures)

          If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release any unclaimed amounts to us. (Section 1003 of the indentures)

          Our paying agent in the United States for the senior debt securities is The Chase Manhattan Bank, located at 450 West 33rd Street, New York, New York 10001. We will designate the paying agent for the subordinated debt securities in the applicable prospectus supplement.

GLOBAL SECURITIES

          The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement (Section 204 of the indentures).


                                    (8)

          Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to our depositary arrangements:

          U.S. Book-entry Securities. Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as "book- entry securities".

          When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as "participants".

          The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.

          Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through other participants.

          So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.

          Owners of book-entry securities:

          o will not be entitled to have the debt securities registered in their names;

          o will not be entitled to receive physical delivery of the debt securities in definitive form; and

          o will not be considered the owners or holders of those debt securities under the indenture.

          Special Situation When a Global Security Will be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors below.


                                    (9)

          The global security will terminate when the following special situations occur:

          o If the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days.

          o If we notify the trustee that we wish to terminate that global security; or

          o If an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults later under "Event of Default, Notice and Waiver".

          The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary -- and not we or the trustee -- is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 204(c)(iii) and (iv) of the indentures).

          We expect that the depositary for book-entry securities of a series will immediately credit participants' accounts with payments received by the depositary or nominee in amounts proportionate to the participants' beneficial interests as shown on the records of such depositary.

          We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The payments by participants to the owners of beneficial interests will be the responsibility of those participants.

SATISFACTION AND DISCHARGE; DEFEASANCE

          We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities. (Section 401 of the indentures)

          Each indenture contains a provision that permits us to elect:

          1. to be discharged from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

          2. to be released from our obligations under the following covenants and from the consequences of an event of default or cross-default resulting from a breach of these covenants:


                                    (10)

          a. the limitations on mergers, consolidations and certain sales of assets,

          b. with respect to the senior indenture, the limitations on sale and leaseback transactions, and

          c. with respect to the senior indenture, the limitations on liens to secure debt.

          To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action. (Section 403 of the indentures)

          If either of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. (Sections 401 and 403 of the indentures)

EVENTS OF DEFAULT, NOTICE AND WAIVER

          If a specified event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement) to be due and payable immediately.

          The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the debt securities. (Sections 502, 513 and 902 of the indentures)

          Each indenture defines an event of default in connection with any series of debt securities as one or more of the following events:

          o we fail to pay the principal of or any premium on such debt security when due;

          o we fail to deposit any sinking fund payment on such series when due;

          o we fail to pay interest when due on such series for 30 days after it is due;


                                    (11)

          o we fail to perform any other covenant in the indenture related to the debt securities of the series and this failure continues for 90 days after we receive written notice of it (this provision is only applicable to senior debt securities);

          o we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company; and

          o any other event of default provided in a supplemental indenture or board resolution under which a series of securities is issued or in the form of that security.

(Section 501 of the indentures)

          For the events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indentures, and a default under one series of debt securities will not necessarily be a default under another series.

          Each indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default. (Section 602 of the indentures)

          Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification. (Section 603 of the indentures)

          If such indemnification is provided, the holders of a majority in principal amount of outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. (Section 512 of the indentures)

          Each indenture includes a covenant that we will deliver within 120 days after the end of each fiscal year to the trustee a certificate of no default, or specifying the nature and status of any default that exists. (Section 1004 of the indentures)

          Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.



                                    (12)

MODIFICATION OF THE INDENTURES

          Together with the trustee, we may, when authorized by our board of directors modify the indentures without the consent of the holders for limited purposes, including, but not limited to, adding to our covenants or events of default, establishing forms or terms of debt securities, and curing ambiguities. (Section 901 of the indentures)

          Together with the trustee, we may, when authorized by our board of directors also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

          o    change the stated maturity of any debt security;

          o reduce the principal, premium (if any), rate of interest or change the method of computing the amount of principal or interest on any debt security;

          o change any place of payment or the currency in which any debt security or any premium or interest thereon is payable;

          o impair the right to enforce any payment after the stated maturity or redemption date;

          o reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indentures;

          o modify the provisions in the indentures relating to the waiver of past defaults and the waiver of certain covenants; or

          o modify the provisions in the indentures relating to adding provisions or changing or eliminating provisions of the indenture or modifying rights of holders of securities under the indenture.

         (Section 902 of the indentures)

NOTICES TO HOLDERS

          Notice shall be given to holders of securities by mail to the addresses of the holders as they appear in the Security Register. (Section 106 of the indentures)


                                   (13)

TITLE

          We, the trustee, and any agent of ours or the trustee may treat the registered owner of any registered security as the absolute owner of that security for all purposes. (Section 308 of the indentures)

REPLACEMENT OF SECURITIES

          We will replace debt securities that have been mutilated, but you will have to pay for the replacement and will have to surrender the mutilated debt security to the trustee first. Debt securities that become destroyed, stolen, or lost will only be replaced by us upon your providing evidence of destruction, loss, or theft that the trustee and we find satisfactory. In the case of a destroyed, lost, or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the trustee and us before we will issue any replacement debt security.
(Section 306 of the indentures)

GOVERNING LAW

          The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

OUR RELATIONSHIP WITH THE TRUSTEE

          We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.

COVENANT

          Limitation on Merger, Consolidation and Transfers or Conveyances of Assets. The following covenant is applicable to both our senior debt securities and our subordinated debt securities. We may not, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer all or substantially all of our properties and assets to another person unless:

          o    the successor is a U.S. corporation;

          o the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

          o immediately after giving effect to the transaction, there is no default under the applicable indenture.

              (Section 801 of the indentures)



                                    (14)

          The remaining or acquiring corporation will take over all of our rights and obligations under the indentures. (Section 802 of the indentures)

2.   SENIOR DEBT SECURITIES

          The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.

COVENANTS

          We have agreed to certain restrictions on our activities for the benefit of holders of the debt securities. We must keep our promises or we could be placed in default. The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the senior debt securities are outstanding, unless the prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.

Limitation on Liens

          We have agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any of our Debt or Debt of any Subsidiary or any other person, or permit any Subsidiary to do so, without securing the senior debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:

          o mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries;

          o mortgages and liens existing on property at the time the property was acquired by us or a Subsidiary, or incurred at, or prior to, the time of acquisition or construction or within 12 months thereafter to finance the purchase price, construction, alteration, repair or improvement thereof and any lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

          o any mortgages and liens securing Debt of a Subsidiary that the Subsidiary owes to us or another Subsidiary;

          o any mortgages and liens securing industrial development, pollution control, or similar revenue bonds;

          o with respect to any series of securities, any lien existing on the date of issuance of such securities;


                                    (15)

          o any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to above, so long as the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and any improvements on such property); and

          o mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of us and our Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on "Sale and Leaseback Transactions" but for this provision, does not exceed 10% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)

Limitation on Sale and Leaseback Transactions

          Neither we nor any Subsidiary owning Restricted Property may enter into any Sale and Leaseback Transaction unless we or such Subsidiary could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding senior debt securities without violating the "Limitation on Liens" covenant discussed above. We, or any such Subsidiary, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, we apply an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. We will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the Trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction. (Section 1007 of the senior indenture)

General

          Because the covenants described above cover only manufacturing facilities in the continental United States, these covenants do not restrict our activities with respect to approximately 30% of the net book value of our facilities worldwide. We do not have any mortgages or liens prohibited by the covenants described above on any of our properties that would qualify as Restricted Property, nor have we entered into any prohibited Sale and Leaseback Transactions covering such properties. We do not keep records identifying which of our properties, if any, would qualify as Restricted Property. We will amend this prospectus to disclose or disclose in the prospectus supplement the existence of any mortgage or lien on or any Sale and Leaseback Transaction covering any Restricted Property which would require us to


                                    (16)
secure the debt securities or apply certain amounts to retirement of indebtedness or acquisitions of property.

          Other than the restrictions on liens and Sale and Leaseback Transactions described above, the indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction involving the Company.

Definitions

          We have summarized below definitions of some of the terms used in the senior indenture. In the definitions, all references to "us", "we" or "our" mean Bristol-Myers Squibb Company only. (Section 101 of the senior indenture)

          "Consolidated Net Tangible Assets" means the total amount of our assets after deducting:

          o    all current liabilities; and

          o all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets,

          all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.

          In calculating the total amount of our assets, we must subtract applicable reserves and other properly deductible items. In calculating our current liabilities, we must exclude the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined.

          "Debt" means:

          o all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;

          o all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and

          o all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.


                                    (17)

"Funded Debt" means:

          o our Debts or Debt of a Subsidiary owning Restricted Property, maturing by its terms more than one year after its creation; and

          o Debt classified as long-term debt under generally accepted accounting principles.

The definition of Funded Debt only includes Debt incurred by us meeting one of the above requirements if it ranks at least equally with the senior debt securities.

          "Restricted Property" means:

          o any manufacturing facility, or portion thereof, owned or leased by us or any of our Subsidiaries and located within the continental United States which, in our Board of Directors' opinion, is of material importance to our business and the business of our Subsidiaries taken as a whole; and

          o any shares of common stock or indebtedness of any Subsidiary owning any such manufacturing facility.

In this definition, "manufacturing facility" means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration. The definition provides that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets.

          "Sale and Leaseback Transaction" means any arrangement pursuant to which we or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by us or the Subsidiary to another person, other than:

          o temporary leases for a term, including renewals at the option of the lessee, of three years or less;

          o    leases between us and a Subsidiary or between Subsidiaries;

          o leases executed within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

          o arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.


                                    (18)

          "Subsidiary" means a corporation of which we or one or more corporations meeting this definition owns, directly or indirectly, the majority of the outstanding voting stock.

          "Value" means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, we use a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.

3. SUBORDINATED DEBT SECURITIES

          The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. (Section 1201 of the subordinated indenture)

          In addition, claims of our subsidiaries' creditors and preferred stockholders generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders of our subsidiaries.

          The subordinated indenture defines "senior indebtedness" to mean the principal of, premium, if any, and interest on:

          o all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states that it has the same ranks as, or ranks junior to, the subordinated debt securities; and

          o any deferrals, renewals or extensions of any senior indebtedness.

          However, the term "senior indebtedness" will not include:

          o    any of our obligations to our Subsidiaries;

          o any liability for Federal, state, local or other taxes owed or owing by us;

          o any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities;

          o any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or


                                    (19)
               obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

          o    any obligations with respect to any capital stock; or

          o any indebtedness incurred in violation of the subordinated indenture.

          There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture. The subordinated debt securities will rank equally with our other subordinated indebtedness.

          Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

          o    any senior indebtedness is not paid when due; or

          o the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

(Section 1203 of the subordinated indenture)

          We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee. (Section 1203 of the subordinated indenture)

          The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default, which can result in the acceleration of that senior indebtedness' maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless the person who gave such notice gives written notice to the trustee and to us terminating the period of non-payment, the senior indebtedness is paid in full or the default that caused such notice is no longer continuing. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179 day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. (Section 1203 of the subordinated indenture)

          In the event we pay or distribute our assets to creditors upon a total or partial liquidation or dissolution of us, or in bankruptcy or reorganization relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of either principal or interest. Until the senior indebtedness is paid in full, any payment or distribution to


                                    (20)
which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness.
(Section 1202 of the subordinated indenture)

          If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 1205 of the subordinated indenture)

          If payment of the subordinated debt securities is accelerated because of an event of default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.
(Section 1204 of the subordinated indenture)

          As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold our subordinated debt securities.

                     DESCRIPTION OF THE PREFERRED STOCK

          The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

          All the terms of the preferred stock are, or will be, contained in our Certificate of Incorporation and the certificate of designation relating to each series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

          We are authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of April 30, 2001, 9,702 shares of $2 convertible preferred stock, liquidation preference $50 per share, were outstanding. Our $2 convertible preferred stock is listed on the New York Stock Exchange and the Pacific Exchange, Inc., under the symbol "BMYPR". Subject to limitations prescribed by law, the board of directors is authorized at any time to:

          o    issue one or more series of preferred stock;

          o determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and


                                    (21)

          o    determine the number of shares in any series.

          The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:

          o whether dividends on that series of preferred stock will be cumulative and, if so, from which date;

          o    the dividend rate;

          o    the dividend payment date or dates;

          o the liquidation preference per share of that series of preferred stock, if any;

          o any conversion provisions applicable to that series of preferred stock;

          o any redemption or sinking fund provisions applicable to that series of preferred stock;

          o    the voting rights of that series of preferred stock, if any;
               and

          o the terms of any other preferences or special rights applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

DIVIDENDS

          Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates as set forth in the applicable certificate of designation. Generally, no dividends will be declared or paid on any series of preferred stock unless full dividends for all series of preferred stock, including any cumulative dividends still owing, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred stock will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred stock bear to aggregate accrued dividends for all outstanding shares of preferred stock. In addition, generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the common stock and we may not redeem or purchase any common stock.

          Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.


                                    (22)

CONVERTIBILITY

          No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable certificate of designation.

REDEMPTION AND SINKING FUND

          No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable certificate of designation.

          Shares of preferred stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in the applicable certificate of designation.

LIQUIDATION

          In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement, plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock.

          If the amounts payable to preferred stockholders are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

          Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

VOTING

          The holders of preferred stock will not be entitled to vote with the holders of common stock in the election of directors, except as provided in the certificate of designation with respect to a particular series. However, if and whenever accrued dividends on the preferred stock have not been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of all series of preferred stock at the time outstanding, then the holders of the preferred stock, voting separately as a class, will be entitled to elect two directors at the next annual or special meeting of the stockholders. During the time the holders of preferred stock are entitled to elect two additional directors, they are not entitled to vote with the holders of common stock in the election of any other directors. If all accumulated dividends on preferred stock have been paid in full, the holders of shares of preferred stock will


                                    (23)
no longer have the right to vote on directors except as provided for in the applicable certificate of designation, the term of office of each director so elected will terminate, and the number of our directors will, without further action, be reduced accordingly.

          The vote of the holders of at least two-thirds of the outstanding shares of preferred stock voting only as a class is required to authorize any amendment to our Certificate of Incorporation or bylaws which would materially alter any existing provisions of the preferred stock or which would authorize a class of preferred stock ranking prior to the outstanding preferred stock as to dividends or assets. In addition, the vote of the holders of at least a majority of the outstanding shares of preferred stock voting together as a class is required to authorize any amendment to our Certificate of Incorporation authorizing the issuance of or any increase in the authorized amount of any class of preferred stock ranking on a parity with or increasing the number of authorized shares of preferred stock.

NO OTHER RIGHTS

          The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Certificate of Incorporation or certificate of designation or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

          We will designate the transfer agent for each series of preferred stock in the prospectus supplement.

                    DESCRIPTION OF THE DEPOSITARY SHARES

          We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

          The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.


                                    (24)

          Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

          The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.

DIVIDENDS

         The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.

Liquidation Preference

         In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

REDEMPTION

          If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.


                                    (25)

VOTING

          Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

WITHDRAWAL OF PREFERRED STOCK

          Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

          The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

          o    all outstanding depositary shares have been redeemed; or

          o there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

CHARGES OF DEPOSITARY

          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary


                                    (26)
shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

REPORTS TO HOLDERS

          The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary--and at other places as it thinks is advisable--any reports and communications we deliver to the depositary as the holder of preferred stock.

LIABILITY AND LEGAL PROCEEDINGS

          Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

RESIGNATION AND REMOVAL OF DEPOSITARY

          The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $150,000,000.

FEDERAL INCOME TAX CONSEQUENCES

          Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:


                                    (27)

          o no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

          o the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

          o the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

                      DESCRIPTION OF THE COMMON STOCK

          As of the date of this prospectus, we are authorized to issue up to 4,500,000,000 shares of common stock, $0.10 par value per share. As of April 30, 2001, 1,943,469,546 shares of common stock were outstanding. The common stock is listed on the New York Stock Exchange and the Pacific Exchange, Inc., under the symbol "BMY".

DIVIDENDS

          Holders of common stock are entitled to receive dividends out of any assets legally available for payment of dividends as may from time to time be declared by our Board of Directors, subject to the rights of the holders of the preferred stock.

VOTING

          Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders, including, without limitation, the election of directors. The holders of common stock do not have cumulative voting rights.

RIGHTS UPON LIQUIDATION

          In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

BOARD OF DIRECTORS

          Our bylaws provide that our board of directors shall be divided into three classes each consisting of an equal, or as nearly equal as possible, number of directors. Each class will be elected for a three-year term, and the term of each class will expire in succeeding years. It will, therefore, require elections in three consecutive years to reelect or to replace our entire board of


                                    (28)
directors. At any meeting of our board of directors, a majority of the total number of the directors constitutes a quorum.

SUPERMAJORITY VOTE FOR BUSINESS COMBINATIONS

          Our Certificate of Incorporation also provides that a number of business combinations must be approved by an affirmative vote of the holders of 75% of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. A vote of approval is required for any of the following business combinations to which an interested stockholder beneficially owning more than ten percent of the voting stock or any of its affiliates is a party:

          o    mergers or consolidations;

          o sales, leases, exchanges, mortgages, pledges, transfers or other dispositions of property in excess of $25,000,000 aggregate fair market value;

          o any issuance or transfer of securities of us or one of our subsidiaries having an aggregate fair market value of $25,000,000 or more;

          o    any plan or proposal for liquidation or dissolution; and

          o reclassifications of securities or recapitalization of the Company.

     The 75% vote of approval is not required if :

          o the business combination is approved by a majority of directors not affiliated with any interested stockholder;

          o or the consideration received for their interest in the Company reflects a fair value for their interest in the Company, which is determined by a formula described in the certificate of incorporation; and

          o certain other requirements are met, including maintenance of dividends during the business combination and the furnishing of information about the business combination to our stockholders.

MISCELLANEOUS

          Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights.


                                    (29)

                        DESCRIPTION OF THE WARRANTS

          We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

          The prospectus supplement relating to a particular issue of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following:

          o    the title of the warrants;

          o    the offering price for the warrants, if any;

          o    the aggregate number of the warrants;

          o the designation and terms of the debt securities, preferred stock or common stock that may be purchased upon exercise of the warrants;

          o if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

          o if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

          o the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

          o the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

          o the dates on which the right to exercise the warrants will commence and expire;

          o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;


                                    (30)

          o whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

          o    information relating to book-entry procedures, if any;

          o the currency or currency units in which the offering price, if any, and the exercise price are payable;

          o if applicable, a discussion of material United States federal income tax considerations;

          o    anti-dilution provisions of the warrants, if any;

          o redemption or call provisions, if any, applicable to the warrants;

          o any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

          o any other information we think is important about the warrants.


                            PLAN OF DISTRIBUTION


          We may sell the securities:

          o    through underwriters or dealers;

          o    through agents; or

          o    directly to purchasers.

          We will describe in a prospectus supplement, the particular terms of the offering of the securities, including the following:

          o    the names of any underwriters;

          o the purchase price and the proceeds we will receive from the sale;

          o any underwriting discounts and other items constituting underwriters' compensation;

          o any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

          o any securities exchanges on which the securities of the series may be listed; and


                                    (31)

          o    any other information we think is important.

          If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

          We may sell offered securities through agents designated by us. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

          We also may sell offered securities directly. In this case, no underwriters or agents would be involved.

          Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

          Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

          We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.


                                    (32)

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

          We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

          In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

          Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

                               LEGAL OPINION

          Cravath, Swaine & Moore, our outside counsel, will issue an opinion about the legality of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.


                                   (33)

                                  EXPERTS

          The financial statements incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          With respect to the unaudited financial information of the Company for the three month periods ended March 31, 2001 and 2000, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 25, 2001, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.


                                    (34)

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by us in connection with the offerings described in this Registration Statement:

Securities and Exchange Commission Registration Fee................. $1,000,000
Trustee's Fees......................................................     60,000
Printing and Engraving Expenses.....................................    100,000
Rating Agency Fees..................................................    125,000
Accounting Fees and Expenses........................................     25,000
Legal Fees and Expenses.............................................     50,000
Miscellaneous Expenses    ..........................................     50,000
                                                                     ----------
    Total Expenses.................................................. $1,410,000

*  Estimated and subject to future contingencies

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Under the terms of our Bylaws and subject to the applicable provisions of Delaware law, we have indemnified each of our directors and officers and, subject to the discretion of the Board of Directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in


                                    (35)
which such director or officer may be involved by reason of being or having been a director or officer of us, or of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by the DGCL.

          We carry directors' and officers' liability insurance that covers certain liabilities and expenses of our directors and officers.

ITEM 16. EXHIBITS.

     (1)(a)    Proposed Form of Underwriting Agreement for debt securities.**
     (1)(b)    Proposed Form of Underwriting Agreement for equity securities.**
     (4)(a)    Indenture dated as of June 1, 1993, between Bristol-Myers Squibb
                    Company and The Chase Manhattan Bank (National
                    Association) as Trustee (incorporated by reference to
                    Exhibit 4.1 to Form 8-K dated May 27, 1993 and filed on June 3, 1993).

     (4)(b)    Form of Subordinated Indenture.*
     (4)(c)    Form of Senior Debt Security.**
     (4)(d)    Form of Subordinated Debt Security.**
     (4)(e)    Form of Certificate of Designation.**
     (4)(f)    Form of Preferred Stock Certificate.**
     (4)(g)    Form of Deposit Agreement.**
     (4)(h)    Form of Depositary Receipt (to be included as an Exhibit to the
                    Form of Deposit Agreement).**
     (4)(i)    Form of Warrant Agreement.**
     (4)(j)    Form of Warrant Certificate.**
     (5)       Opinion of Bristol-Myers Squibb Legal Counsel (Cravath, Swaine &
                     Moore).*
     (12)      Computation of Ratios of Earnings to Fixed Charges and Earnings
                    to Combined Fixed Charges and Preferred Stock Dividends.*
     (15)      Letter re: unaudited interim financial information.*
     (23)(a)   Consent of Independent Accountants.*
     (23)(b)   Consent of Counsel (included in Exhibit 5).
     (24)      Powers of Attorney.*


                                    (36)

      (25)(a) Statement of Eligibility and Qualification on Form T-1 of The Chase Manhattan Bank to act as Trustee under the Senior Indenture dated June 1, 1993.*

      (25)(b) Statement of Eligibility and Qualification on Form T-1 of the Subordinated Trustee to act as Trustee under the Subordinated Indenture.**

-------------------------
* Filed herewith
** To be filed by amendment or on a Form 8-K

ITEM 17. UNDERTAKINGS.

          1. The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
               Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
               Section 305(b)(2) of the Trust Indenture Act.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to


                                    (37)

Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of July, 2001.

                                         BRISTOL-MYERS SQUIBB COMPANY

                                         By:        /s/ Peter R. Dolan
                                             -----------------------------
                                                     Peter R. Dolan
                                              CHIEF EXECUTIVE OFFICER,
                                              PRESIDENT, AND DIRECTOR

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                                    (38)


                 SIGNATURE                                          TITLE                                DATE

                      *                            Corporate Staff Senior Vice                   July 19, 2001
                                                   President and Chief Financial
--------------------------------------------
Frederick S. Schiff                                Officer

                      *                            Chairman and Director of the                  July 19, 2001
                                                   Board
--------------------------------------------
Charles A. Heimbold, Jr.
                      *                            Director                                      July 19, 2001

Robert E. Allen

                      *                            Director                                      July 19, 2001

Lewis B. Campbell

                      *                            Director                                      July 19, 2001

Vance D. Coffman

                      *                            Director                                      July 19, 2001

Ellen V. Futter

                      *                            Director                                      July 19, 2001

Louis V. Gerstner, Jr.
                      *                            Director                                      July 19, 2001

Laurie H. Glimcher, M.D.

                      *                            Director                                      July 19, 2001

Leif Johansson

                      *                            Director                                      July 19, 2001

James D. Robinson III




                                    (39)


                 SIGNATURE                                          TITLE                                DATE
                      *                            Director                                      July 19, 2001

Louis W. Sullivan, M.D.

                                              ATTORNEY-IN-FACT

*By:
          /s/ Sandra Leung

Sandra Leung




                                    (40)

                                                   EXHIBIT INDEX


Exhibit No.

         (1)(a) Proposed Form of Underwriting Agreement for debt securities.**

         (1)(b) Proposed Form of Underwriting Agreement for equity securities.**

         (4)(a)     Indenture dated as of June 1, 1993, between
                         Bristol-Myers Squibb Company and The Chase
                         Manhattan Bank (National Association) as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K dated May 27, 1993 and filed on June 3, 1993).

         (4)(b)     Form of Subordinated Indenture.*
         (4)(c)     Form of Senior Debt Security**
         (4)(d)     Form of Subordinated Debt Security.**
         (4)(e)     Form of Certificate of Designation.**
         (4)(f)     Form of Preferred Stock Certificate.**
         (4)(g)     Form of Deposit Agreement.**
         (4)(h)     Form of Depositary Receipt (to be included as an
                         Exhibit to the Form of Deposit Agreement).**
         (4)(i)     Form of Warrant Agreement.**
         (4)(j)     Form of Warrant Certificate.**
         (5)        Opinion of Bristol-Myers Squibb Legal Counsel (Cravath,
                         Swaine & Moore).*
         (12)       Computation of Ratios of Earnings to Fixed Charges and
                         Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
         (15)       Letter re: unaudited interim financial information.*
         (23)(a)    Consent of Independent Accountants.*
         (23)(b)    Consent of Counsel (included in Exhibit 5).
         (24)        Powers of Attorney.*
         (25)(a)    Statement of Eligibility and Qualification on Form T-1
                         of The Chase Manhattan Bank to act as Trustee under the Senior Indenture dated June 1, 1993.*
         (25)(b)    Statement of Eligibility and Qualification on Form T-1
                         of the Subordinated Trustee to act as Trustee under the Subordinated Indenture.**


-------------------------
* Filed herewith

** To be filed by amendment or on a Form 8-K


                                    (41)

                                                                 Exhibit 4(b)













--------------------------------------------------------------------------------










                          BRISTOL-MYERS SQUIBB COMPANY

                                       and

                         [                              ],
                                     Trustee

                      ------------------------------------



                                    INDENTURE

                              Dated as of [ ], 200_

                      ------------------------------------







        Providing for issuance of Subordinated Debt Securities in Series












--------------------------------------------------------------------------------

           Table Showing Reflection in Indenture of Certain Provisions
                         of Trust Indenture Act of 1939,
              as amended by the Trust Indenture Reform Act of 1990


                      ------------------------------------



                                                          Reflected in Indenture
--------------------------------------------------------------------------------

TIA                                                               Section

ss.310(a)(1) ...................................................  609
      (a)(2) ...................................................  609
      (a)(3) ...................................................  Not Applicable
      (a)(4) ...................................................  Not Applicable
      (a)(5) ...................................................  609
      (b)    ...................................................  608

ss.311(a)    ...................................................  613(a)
      (b)    ...................................................  613(b)
      (b)(2) ...................................................  703(a)(2)
                                                                  703(b)

ss. 312(a)   ...................................................  701
             ...................................................  702(a)
       (b)   ...................................................  702(b)
       (c)   ...................................................  702(c)

ss.313(a)    ...................................................  703(a)
      (b)    ...................................................  703(b)
      (c)    ...................................................  703(a)
             ...................................................  703(b)
      (d)    ...................................................  703(c)

ss.314(a)(1) ...................................................  704
      (a)(2) ...................................................  704
      (a)(3) ...................................................  704
      (a)(4) ...................................................  1004
      (b)    ...................................................  Not Applicable
      (c)(1) ...................................................  102
      (c)(2) ...................................................  102
      (c)(3) ...................................................  Not Applicable
      (d)    ...................................................  Not Applicable
      (e)    ...................................................  102

ss.315(a)    ...................................................  601(a)
             ...................................................  601(c)
      (b)    ...................................................  602
             ...................................................  703(a)(6)
      (c)    ...................................................  601(b)
      (d)    ...................................................  601

      (d)(1) ...................................................  601(a)
      (d)(2) ...................................................  601(c)(2)
      (d)(3) ...................................................  601(c)(3)
      (e)    ...................................................  514

ss.316(a)    ...................................................  101
      (a)(1)(A).................................................  502
              ..................................................  512
      (a)(1)(B) ................................................  513
      (a)(2)  ..................................................  Not Applicable
      (b)     ..................................................  508
      (c)     ..................................................  104(d)

ss.317(a)(1) ...................................................  503
      (a)(2) ...................................................  504
      (b)    ...................................................  1003

ss.318(a)    ...................................................  107

                                TABLE OF CONTENTS

                                                                            Page
--------------------------------------------------------------------------------

Recitals of the Company........................................................1
Agreements of the Parties......................................................1

                                   ARTICLE ONE

             Definitions and Other Provisions of General Application

Section 101.          Definitions ...........................................  1
                      Act ...................................................  2
                      Affiliate .............................................  2
                      Authenticating Agent ..................................  2
                      Board of Directors ....................................  2
                      Board Resolution ......................................  2
                      Business Day ..........................................  3
                      Commission ............................................  3
                      Company ...............................................  3
                      Company Request, Company Order
                      and Company Consent ...................................  3
                      Corporate Trust Office ................................  3
                      Defaulted Interest ....................................  3
                      Depository ............................................  3
                      Event of Default ......................................  3
                      Global Security .......................................  3
                      Holder ................................................  4
                      Indebtedness ..........................................  4
                      Indenture, this Indenture .............................  4
                      Interest ..............................................  4
                      Interest Payment Date .................................  4
                      Maturity ..............................................  4
                      Officers' Certificate .................................  4
                      Opinion of Counsel ....................................  4
                      Original Issue Discount Security ......................  5
                      Outstanding ...........................................  5
                      Paying Agent ..........................................  6
                      Person ................................................  6
                      Place of Payment ......................................  6
                      Predecessor Securities ................................  6



                                       (i)

                                                                            Page
                                                                            ----

                      Redemption Date .......................................  6
                      Redemption Price ......................................  7
                      Regular Record Date ...................................  7
                      Repayment Date ........................................  7
                      Repayment Price .......................................  7
                      Representative ........................................  7
                      Required Currency .....................................  7
                      Responsible Officer ...................................  7
                      Security or Securities ................................  7
                      Security Register .....................................  7
                      Security Registrar ....................................  7
                      Securityholder ........................................  7
                      Senior Indebtedness ...................................  7
                      Special Record Date ...................................  8
                      Stated Maturity .......................................  8
                      Subsidiary ............................................  8
                      Trust Indenture Act ...................................  8
                      Trustee ...............................................  8
                      Vice President ........................................  8
                      Voting Stock ..........................................  8
Section 102.          Compliance Certificates and
                        opinions ............................................  9
Section 103.          Form of Documents Delivered to
                        Trustee ............................................. 10
Section 104.          Acts of Securityholders ............................... 12
Section 105.          Notices, etc., to Trustee and
                        Company ............................................. 12
Section 106.          Notices to Securityholders;
                        waiver .............................................. 12
Section 107.          Conflict with Trust Indenture Act ..................... 13
Section 108.          Effect of Headings and Table of
                        Contents ............................................ 13
Section 109.          Successors and Assigns ................................ 13
Section 110.          Separability Clause ................................... 13
Section 111.          Benefits of Indenture ................................. 13
Section 112.          Governing Law ......................................... 13
Section 113.          Counterparts .......................................... 13
Section 114.          Judgment Currency ..................................... 13



                                      (ii)

                                                                            Page
                                                                            ----


                                   ARTICLE TWO

                                 Security Forms

Section 201.          Forms Generally ....................................... 24
Section 202.          Forms of Securities ................................... 25
Section 203.          Form of Trustee's Certificate of
                        Authentication ...................................... 25
Section 204.          Securities Issuable in the Form of
                        a Global Security ................................... 25


                                  ARTICLE THREE

                                 The Securities

Section 301.          General Title; General Limitations;
                        Issuable in Series; Terms of
                        Particular Series ................................... 28
Section 302.          Denominations ......................................... 31
Section 303.          Execution, Authentication and
                        Delivery and Dating ................................. 31
Section 304.          Temporary Securities .................................. 33
Section 305.          Registration, Transfer and
                        Exchange ............................................ 34
Section 305.          Mutilated, Destroyed, Lost and
                        Stolen Securities ................................... 34
Section 307.          Payment of Interest: Interest
                        Rights Preserved .................................... 36
Section 308.          Persons Deemed Owners ................................. 38
Section 309.          Cancellation .......................................... 38
Section 310.          Computation of Interest ............................... 38
Section 311.          Medium-Term Securities ................................ 38


                                  ARTICLE FOUR

                           Satisfaction and Discharge

Section 401.          Satisfaction and Discharge of
                        Indenture ........................................... 39
Section 402.          Application of Trust Money ............................ 40
Section 403.          Defeasance Upon Deposit of Funds or
                        Government Obligations .............................. 41



                                      (iii)

                                                                            Page
                                                                            ----


                                  ARTICLE FIVE

                                    Remedies

Section 501.          Events of Default ......................................42
Section 502.          Acceleration of Maturity;
                        Rescission and Annulment .............................44
Section 503.          Collection of Indebtedness and
                        Suits for Enforcement by
                        Trustee ..............................................45
Section 504.          Trustee May File Proofs of Claim .......................46
Section 505.          Trustee May Enforce Claims Without
                        Possession of Securities .............................47
Section 506.          Application of Money Collected .........................48
Section 507.          Limitation on Suits ....................................48
Section 508.          Unconditional Right of Security-
                        holders To Receive Principal,
                        Premium and Interest .................................49
Section 509.          Restoration of Rights and
                        Remedies .............................................49
Section 510.          Rights and Remedies Cumulative .........................49
Section 511.          Delay or Omission Not Waiver ...........................50
Section 512.          Control by Securityholders .............................50
Section 513.          Waiver of Past Defaults   ..............................50
Section 514.          Undertaking for Costs ..................................51
Section 515.          Waiver of Stay or Extension Laws .......................51


                                   ARTICLE SIX

                                   The Trustee

Section 601.          Certain Duties and
                        Responsibilities .....................................51
Section 602.          Notice of Defaults .....................................53
Section 603.          Certain Rights of Trustee ..............................53
Section 604.          Not Responsible for Recitals or
                        Issuance of Securities ...............................54
Section 605.          Trustee May Hold Securities ............................54
Section 606.          Money Held in Trust ....................................55
Section 607.          Compensation and Reimbursement .........................55
Section 608.          Disqualification; Conflicting
                        Interests ............................................55
Section 609.          Corporate Trustee Required;
                        Eligibility ..........................................56



                                      (iv)

                                                                            Page
                                                                            ----

Section 610.          Resignation and Removal;
                        Appointment of Successor ............................ 56
Section 611.          Acceptance of Appointment by
                        Successor ........................................... 58
Section 612.          Merger, Conversion, Consolidation
                        or Succession to Business ........................... 59
Section 613.          Preferential Collection of Claims
                        Against Company ..................................... 59
Section 614.          Appointment of Authenticating
                        Agent ............................................... 64


                                  ARTICLE SEVEN

            Securityholders' Lists and Reports by Trustee and Company


Section 701.          Company to Furnish Trustee Names
                        and Addresses of Security-
                        holders ............................................. 66
Section 702.          Preservation of Information:
                        Communications to Security-
                        holders ............................................. 66
Section 703.          Reports by Trustees ................................... 67
Section 704.          Reports by Company .................................... 69


                                  ARTICLE EIGHT

                  Consolidation, Merger, Conveyance or Transfer

Section 801.          Company May Consolidate, etc., only
                        on Certain Terms .................................... 70
Section 802.          Successor Corporation Substituted ..................... 70


                                  ARTICLE NINE

                             Supplemental Indentures

Section 901.          Supplemental Indentures Without
                        Consent of Securityholders .......................... 71
Section 902.          Supplemental Indentures with
                        Consent of Securityholders .......................... 72
Section 903.          Execution of Supplemental
                        Indentures .......................................... 73



                                       (v)

                                                                            Page
                                                                            ----

Section 904.          Effect of Supplemental Indentures ..................... 73
Section 905.          Conformity with Trust Indenture
                        Act ................................................. 73
Section 906.          Reference in securities to
                        Supplemental Indentures ............................. 73


                                   ARTICLE TEN

                                    Covenants

Section 1001.         Payment of Principal, Premium and
                        Interest ............................................ 74
Section 1002.         Maintenance of Office or. Agency ...................... 74
Section 1003.         Money for Security Payments to Be
                        Held in Trust ....................................... 74
Section 1004.         Statement as to Compliance ............................ 76
Section 1005.         Legal Existence ....................................... 77


                                 ARTICLE ELEVEN

                            Redemption of Securities

Section 1101.         Applicability of Article .............................. 77
Section 1202.         Election to Redeem; Notice to
                        Trustee ............................................. 77
Section 1103.         Selection by Trustee of Securities
                        To Be Redeemed ...................................... 77
Section 1104.         Notice of Redemption .................................. 78
Section 1105.         Deposit of Redemption Price ........................... 79
Section 1106.         Securities Payable on Redemption
                        Date ................................................ 79
Section 1107.         Securities Redeemed in Part ........................... 79
Section 1108.         Provisions with Respect to Any
                        Sinking Funds ....................................... 80

                                 ARTICLE TWELVE

                                  Subordination

Section 1201.         Agreement to Subordinate .............................. 81
Section 1202.         Liquidation, Dissolution, Bankruptcy .................. 81
Section 1203.         Default on Senior Indebtedness ........................ 82
Section 1204.         Acceleration of Payment of Securities ................. 83
Section 1205.         When Distributions Must Be Paid Over .................. 83
Section 1206.         Subrogation ........................................... 83
Section 1207.         Relative Rights ....................................... 83


                                      (vi)

                                                                            Page
                                                                            ----

Section 1208.         Subordination May Not Be Impaired
                        by Company .......................................... 83
Section 1209.         Rights of Trustee and Paying Agent .................... 83
Section 1210.         Distribution or Notice
                        to Representative ................................... 84
Section 1211.         Article Twelve Not to Prevent
                        Events of Default or Limit
                        Right to Accelerate ................................. 84
Section 1212.         Trust Moneys Not Subordinated ......................... 84
Section 1213.         Trustee Entitled to Rely .............................. 85
Section 1214.         Trustee to Effectuate
                        Subordination ....................................... 85
Section 1215.         Trustee Not Fiduciary for
                        Holders ............................................. 85
Section 1216.         Reliance by Holders of Senior
                        Indebtedness on Subordination
                        Provisions .......................................... 85



                                      (vii)

                    INDENTURE dated as of [ ], 200_, between BRISTOL-MYERS
               SQUIBB COMPANY, a Delaware corporation (hereinafter called the "Company") having its principal office at 345 Park Avenue, New York, New York 10154, and [ ], a bank organized under the laws of the United States, as trustee (hereinafter called the "Trustee"), having its principal corporate trust office at [ ].

                             Recitals of the Company

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Securities (as defined below) in one or more fully registered series.

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                            Agreements of the Parties

          To set forth or to provide for the establishment of the terms and conditions upon which the Securities are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as the case may be:


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application
                             ----------------------

          Section 101. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation:

          (4) all references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (5) "including" and words of similar import shall be deemed to be followed by "without limitation".

          Certain terms, used principally in Article Six, are defined in that Article.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Authenticating Agent" means any Person authorized by the Trustee to authenticate Securities under Section 614.

          "Blockage Notice" has the meaning specified in Section 1203.

          "Board of Directors" means either-the-board of directors of the Company or any duly authorized committee of that board or any committee of officers of the Company acting pursuant to authority granted by the board of directors of the Company or any committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means, with respect to any series of Securities, each day which is neither a Saturday, Sunday or other day on which banking institutions in the pertinent Place or Places of Payment are authorized or required by law or executive order to be closed.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Company Request", "Company Order" and "Company Consent" mean a written request, order or consent, respectively, signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Corporate Trust Office" means the office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at [ ].

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depository" means, unless otherwise specified by the Company pursuant to either Section 204 or 301, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934 or other applicable statute or regulation.

          "Event of Default" has the meaning specified in Article Five.

          "Global Security", when used with respect to any series of Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the

Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Request, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" of any corporation means all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others).

          "Indenture" or "this Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

          "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

          "Interest Payment Date", when used with respect to any series of Securities, means the Stated Maturity of any installment of interest on those Securities.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President,`and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Wherever this Indenture requires that an Officers Certificate be signed also by an engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in this Indenture may be in the employ of the Company, and shall be acceptable to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may (except as otherwise expressly provided in this indenture) be an employee of or of counsel to the Company. Such counsel shall-be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

          "Original Issue Discount Security" means (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (ii) any other Security deemed an Original Issue Discount Security for United States Federal income tax purposes.

          "Outstanding", when used with respect to Securities, or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

               (i) such Securities theretofore canceled by the Trustee or delivered to the Trustee for cancelation;

               (ii) such Securities for whose payment or redemp tion money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Inden ture or provision therefor satisfactory to the Trustee has been made; and

               (iii) such securities in exchange for or in lieu of, which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of
          Section 306 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands, under applicable law, such Security is a legal, valid and binding obligation of the Company).

In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent ox waiver hereunder, (i) the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof and (ii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer assigned to the Corporate Trust Department of the Trustee knows to be owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act as owner with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Payment Blockage Period" has the meaning specified in Section 1203.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Place of Payment" means with respect to any series of Securities issued hereunder, the city or political subdivision so designated in accordance with the provisions of Section 301.

          "Predecessor Securities" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price specified in the Security at which it is to be redeemed pursuant to this Indenture.

          "Regular Record Date" for the interest payable on any Security on any Interest Payment Date means the date specified in such Security as the Regular Record Date.

          "Repayment Date", when used with respect to any Security to be repaid, means the date fixed for such repayment pursuant to such Security.

          "Repayment Price", when used with respect to any Security to be repaid, means the price at which it is to be repaid pursuant to such Security.

          "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness.

          "Required Currency", when used with respect to any Security, has the meaning set forth in Section 114.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer or trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Security" or "Securities" means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, of any series authenticated and delivered from time to time under this Indenture.

          "Security Register" shall have the meaning specified in Section 305.

          "Security Registrar" means the Person who keeps the Security Register specified in Section 305.

          "Securityholder" means a Person in whose name a security is registered in the Security Register.

          "Senior Indebtedness" means the principal of, premium, if any, and interest on, (i) all the Company's other indebtedness for money borrowed, other than the Securities, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank pari passu with the Securities and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, guarantee or obligation of the Company which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of the Company, including any senior subordinated Indebtedness and any other subordinated obligations, (5) any obligations with respect to any capital Stock, or (6) any Indebtedness incurred in violation of this Indenture. The term "indebtedness for money borrowed" as used herein shall include, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

          "Special Record Date" for the payment of any Defaulted Interest (as defined in Section 307) means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          "Subsidiary" means a corporation the majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in force at the date as of which this instrument was executed except as provided in Section 905.

          "Trustee" means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean and include each Person who is then a Trustee hereunder. If at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

          "Vice President" when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president", including, without limitation, an assistant vice president.

          "Voting Stock", as applied to the stock of any corporation, means stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.

          Section 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual statements of compliance provided pursuant to Section 1004) shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based is or are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 104. Acts of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders or Securityholders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such securities are denominated (as evidenced to the Trustee by an Officers' Certificate) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. Such record date shall be the later of 20 days prior to the first solicitation of such action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 701. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities Outstanding shall be computed as of the record date: provided that no such authorization, agreement or consent by the

Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Inden ture not later than six months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon whether or not notation of such action is made upon such Security.

          Section 105. Notices, etc.. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Atten tion: Corporate Trust Department, or

               (2) the Company by the Trustee or by any Security holder shall be sufficient for every purpose hereunder (except as provided in Section 501(4) or, in the case of a request for repayment, as specified in the Secu rity carrying the right to repayment) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Treasurer, or at any other address previ ously furnished in writing to the Trustee by the Company.

          Section 106. Notices to Securityholders: Waiver. Where this Indenture or any Security provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to

Securityholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Securityholder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be a sufficient giving of such notice.

          Section 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

          Section 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 110. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 111. Benefits of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Security Registrar and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 112. Governing Law. This Indenture shall be construed in accordance with and governed by the laws of the State of New York.

          Section 113. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 114. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series from the currency in which such sum is stated to be payable (the "Required Currency") into the currency in which such judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is obtained and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in the City of New York or a day on which banking institutions in the city of New York are authorized or required by law or executive order to close.


                                   ARTICLE TWO

                                 Security Forms
                                 --------------

          Section 201. Forms Generally. The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse or on additional pages thereof, with an appropriate reference thereto on the face of the Security.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which such Securities are listed.

          Section 202. Forms of Securities. Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific officer or officers to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee's authentication of Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Company.

          Section 203. Form of Trustee's Certificate of Authentication. The form of Trustee's Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION),
                                        as Trustee,


                                        By:-------------------------------------
                                                   Authorized Officer

          Section 204. Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Sections 202 and 301 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Company Order delivered to the Trustee or its agent pursuant to such Section 303, authenticate and deliver, such Global Security or Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Global Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Security or Global Securities or its nominee,
(iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein."

          (b) Notwithstanding any other provision of this Section 204 or of
Section 30

5, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

          (c) (i) If at any time the Depository for a Global Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Security. If a successor Depository for such Global-Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

          (ii) The Company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

          (iii) If specified by the Company pursuant to Sections 202 and 301 with respect to Securities issued or issuable in the form of a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (1) to each Person specified by such Depository a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by such Depository in the Global

Security: and (2) to such Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

          (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver at its Corporate Trust Office such Securities to the Persons in whose names such Securities are so registered.


                                  ARTICLE THREE

                                 The Securities
                                 --------------

          Section 301. General Title, General Limitations; Issuable in Series:
Terms of Particular Series. The aggregate principal amount of Securities which may be authenticated and delivered and outstanding under this Indenture is not limited.

          The Securities may be issued in one or more series up to an aggregate principal amount of Securities as from time to time may be authorized by the Board of Directors. All Securities of each series under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time of the authentication and delivery or Stated Maturity of the Securities of such series.

          Each series of Securities shall be created either by or pursuant to a Board Resolution or by an indenture supplemental hereto. The Securities of each such series may bear such date or dates, be payable at such place or places, have such Maturity or Maturities, be issuable at such premium over or discount from their face value, bear interest at such rate or rates, from such date or dates, payable in such installments and on such dates and at such place or places to the Holders of Securities registered as such on such Regular Record Dates, or to such other Persons, or may bear no interest, and may be redeemable or repayable at such Redemption Price or Redemption Prices or Repayment Price or Repayment Prices, as the case may be, whether at the option of the Holder or the Company, and upon such terms, all as shall be provided for in or pursuant to the Board Resolution, or in the supplemental indenture creating that series. There may also be established in or pursuant to a Board Resolution or in a supplemental indenture prior to the issuance of Securities of each such series, provision for:

                    (1) the exchange or conversion of the Securities of that
               series, at the option of the Holders thereof or the Company, for or into new Securities of a different series or other securities including shares of capital stock of the Company or any subsidiary of the Company and securities directly or indirectly convertible into or exchangeable for any such shares;

               (2) a sinking or purchase fund or other analogous obligation;

               (3) if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the Securities of such series shall be denominated and in which payments of principal of, and any premium and interest on, such Securities shall or may be payable;

               (4) if the principal of (and premium, if any) or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies or units based on or related to currencies other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made:

               (5) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of such series may be determined with reference to an index based on a currency or currencies or units based on or related to currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

               (6) a limitation on the aggregate principal amount of the Securities of that series;

               (7) the exchange of Securities of that series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;

               (8) the appointment by the Trustee of an Authenti cating Agent in one or more places other than the location of the office of the Trustee with power to act on behalf of the Trustee and subject to its direction in the authentication and delivery of the Securities of any one or more series in connection with such transac tions as shall be specified in the provisions of this Indenture or in or pursuant to the Board Resolution or the supplemental indenture creating such series;

               (9) the portion of the principal amount of Securi ties of the series, if other than the total-principal amount thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or provable in bankruptcy pursuant to Section 504;

               (10) any Event of Default with respect to the Securities of such series, if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such series;

               (11) any covenant solely for the benefit of the Securities of such series and any additions, deletions or other changes to the provisions of Article Ten or any definitions relating to such Article that shall be applicable to the Securities of such series (including a provision making any Section of such Article inapplicable to the Securities of such series);

               (12) if Section 403 of this Indenture shall not be applicable to the Securities of such series and if Section 403 shall be applicable to any covenant or Event of Default established in or pursuant to a Board Resolution or in a supplemental indenture as described above that has not already been established herein;

               (13) if the Securities of such series shall be issued in whole or in part in the form of a Global Security or Global Securities, the terms and conditions, if any, upon which such Global Security or Global Securities may be exchanged in whole or in part for other individual Securities; and the Depository for such Global Security or Global Securities (if other than the Depository specified in section 101 hereof); and

               (14) any other terms of the Securities of such series,

all upon such terms as may be determined in or pursuant to a Board Resolution or in a supplemental indenture with respect to such series. All Securities of the same series shall be substantially identical in-tenor and effect except as to denomination and except if issued pursuant to Section 311.

          The form of the Securities of each series shall be established pursuant to the provisions of this Indenture in or pursuant to the Board Resolution or in the supplemental indenture creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors may determine.

          Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issued in registered form, without coupons.

          Any terms or provisions in respect of the Securities of any series issued under this Indenture may be determined pursuant to this Section by providing for the method by which such terms or provisions shall be determined.

          Section 302. Denominations. The Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the Board Resolution or the supplemental indenture creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in fully registered form in denominations of $1,000 and any integral multiple thereof.

          Section 303. Execution, Authentication and Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents, its Treasurer or its Controller under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication; and the Trustee shall, upon Company Order, authenticate and deliver such Securities as in this Indenture is provided and not otherwise.

          Prior to any such authentication and delivery, the Trustee shall be entitled to receive, in addition to any Officers' Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 102, and the Board Resolution and any certificate relating to the issuance of the series of Securities required to be furnished pursuant to Section 202, an Opinion of Counsel stating that:

               (1) all instruments furnished to the Trustee conform to the requirements of the Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Securities;

               (2) the form and terms of such Securities have been established in conformity with the provisions of this Indenture:

               (3) all laws and governmental requirements with respect to the execution and delivery by the Company of such Securities have been complied with, the Company has the corporate power to issue such Securities and such Securities have been duly authorized and delivered by the Company and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal princi ples affecting creditors' rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Securities, if any, of such series Outstanding;

               (4) the Indenture is qualified under the Trust Indenture Act; and

               (5) such other matters as the Trustee may reason ably request;

and, if the authentication and delivery relates to a new series of Securities created by an indenture supplemental hereto, also stating that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture with respect to that series of Securities have been complied with, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors' rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and, if the authentication and delivery relates to Securities of a series issued pursuant to
Section 311, paragraphs (2) and (3) of the foregoing opinion shall read as follows:

                    "(2) the form of such Securities and the procedures for
               determining the terms of such Securities as set forth in the procedures relating thereto referred to in Section 311 have been established in conformity with the provisions of this Indenture: and

                    (3) all laws and governmental requirements with respect to the execution and delivery by the Company of such Securities have been complied with, the Company has the corporate power to issue such Securities and such Securities have been duly authorized by the Company and, when duly executed by the Company and completed and authenticated in accordance with the Indenture and issued, delivered and paid for, will have been duly issued under the Indenture and will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors' rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Securities, if any, of such series outstanding."

          The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee's own rights, duties or immunities under the Securities and this Indenture.

          Unless otherwise provided in the form of Security for any series, all Securities shall be dated the date of their authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

          Section 304. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and, upon receipt of the documents required by Section 303, together with a Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment, without charge to the Holder; and upon surrender for cancelation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of like tenor and terms. Until so exchanged the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

          Section 305. Registration, Transfer and Exchange. The Company shall keep or cause to be kept a register or registers (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities, or of Securities of a particular series, and for registration of transfers of Securities or of Securities of such series. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Company as provided in
Section 1002. There shall be only one Security Register per series of Securities.

          Subject to Section 204, upon surrender for transfer of any Security of any series at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of a like aggregate principal amount and Maturity and of like tenor and terms.

          Subject to Section 204, at the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of a like aggregate principal amount and Maturity and of like tenor and terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

          All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          Unless otherwise provided in the Security to be transferred or exchanged, no service charge shall be made on any Securityholder for any transfer or exchange of Securities, but the Company may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 304 or 906 not involving any transfer.

          The Company shall not be required (i) to issue, transfer or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 1103 and ending at the close of business on the date of such mailing, or (ii) to transfer or exchange any Security so selected for redemption in whole or in part.

          None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The Company initially appoints the Trustee to act as Security Registrar for the Securities on its behalf. The Company may at any time and from time to time authorize any Person to act as Security Registrar in place of the Trustee with respect to any series of Securities issued under this Indenture.

          Section 306. Mutilated. Destroyed. Lost and Stolen Securities. If (i) any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor, series, Maturity and principal amount, bearing a number not contemporaneously Outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 307. Payment of Interest; Interest Rights Preserved. Unless otherwise provided with respect to such Security pursuant to Section 301, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:

          (1) The Company may elect to make payment of any Defaulted interest to the Persons in whose names any such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holder of each such Security at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record

     Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          If any installment of interest the Stated Maturity of which is on or prior to the Redemption Date for any Security called for redemption pursuant to Article Eleven is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Securities.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          Section 308. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 309. Cancellation. All Securities surrendered for payment, redemption, transfer, or exchange or credit against a sinking fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered, hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the

Trustee. No Security shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Securities in accordance with its standard procedures and deliver a certificate of such disposition to the Company.

          Section 310. Computation of Interest. Unless otherwise provided as contemplated in Section 301, interest on the Securities shall be calculated on the-basis of a 360-day year of twelve 30-day months.

          Section 311. Medium-Term Securities. Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers' Certificate, Board Resolution, supplemental indenture, Opinion of Counsel or Company Order otherwise required pursuant to Sections 102, 202, 301 and 303 at or prior to the time of authentication of each Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers' Certificate or other certificates delivered pursuant to Sections 102, 202 and 303 shall be true and correct as if made on such date.

          A Company Order, Officers' Certificate or Board Resolution or supplemental indenture delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount established for such series pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order upon the telephonic, electronic or written order of Persons designated in such Company Order, Officers' Certificate, supplemental indenture or Board Resolution (any such telephonic or electronic instructions to be promptly confirmed in writing by such Persons) and that such Persons are authorized to determine, consistent with such Company Order, Officers' Certificate, supplemental indenture or Board Resolution, such terms and conditions of said Securities as are specified in such Company Order, Officers' Certificate, supplemental indenture or Board Resolution.

                                  ARTICLE FOUR

                           Satisfaction and Discharge
                           --------------------------

          Section 401. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series of Securities (except as to any surviving rights of conversion or transfer or exchange of Securities of such series expressly provided for herein or in the form of Security for such series), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

          (1) either

          (A) all Securities of that series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money in the Required Currency has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in paragraphs four and five of section 1003) have been delivered to the Trustee cancelled or for cancellation: or

          (B) all such Securities of that series not theretofore delivered to the Trustee cancelled or for cancellation

               (i) have become due and payable, or

               (ii) will become due and payable at their Maturity within one year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount in the Required Currency sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee cancelled or for cancelation, with respect to principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee with respect to that series under Section 607 shall survive and the obligations of the Trustee under Sections 402 and 1003 shall survive.

          Section 402. Application of Trust Money. All money deposited with the Trustee pursuant to Section 401 or Section 403 shall be held in trust and applied by it, in accordance with the provisions of the series of Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          Section 403. Defeasance Upon Deposit of Funds or Government Obligations. Unless pursuant to Section 301 provision is made that this Section shall not be applicable to the Securities of any series, at the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to any series of securities after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 1006 and 1007 and Article Eight (and any other Sections applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision), and clause 4 of
Section 501 of this Indenture (and any other Events of Default applicable to such Securities that are determined pursuant to Section 301 to be subject to this provision) shall be deemed not to be an Event of Default, with respect to any series of Securities at any time after the applicable conditions set forth below have been satisfied:

          (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) the equivalent in non-callable securities, or securities callable at the option of the holder thereof, of the government which issued the currency in which the Securities are denominated or government agencies backed by the full faith and credit of such government which through the payment of interest and principal in respect thereof in accordance with their terms; without reinvestment thereof, will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) and any premium of, interest on and any repurchase obligations with respect to the Outstanding Securities of such series on the dates such installments of interest or principal or repurchase obligations are due;

          (2) no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit; and

          (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 403 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Securities being Discharged, accompanied by a ruling to that effect from the Internal Revenue Service.

          "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities to receive, from the trust fund described in clause (1) above, payment of the principal and any premium of and any interest on such Securities when such payments are due; (B) the Company's obligations with respect to such Securities under Sections 305, 306, 402, 1002 and 1003; and (C) the rights (including, but not limited to, rights under Section 607), powers, trusts, duties and immunities of the Trustee hereunder.

                                  ARTICLE FIVE

                                    Remedies
                                    --------

          Section 501. Events of Default. "Event of Default", wherever used herein, means with respect to any series of Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the form of Security for such series:


          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

          (3) default in the payment of any-sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of such -series; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in the Indenture which are not expressly stated to be for the benefit of a particular series of Securities being deemed to be in respect of the Securities of all series for this purpose, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry of an order for relief against the Company under the Federal Bankruptcy Act by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days: or

          (6) the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (7) any other Event of Default provided in the supplemental indenture or Board Resolution under which such series of Securities is issued or in the form of Security for such series.

          Section 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (1), (2), (3), (4) or (7) (if the Event of Default under paragraph (4) or (7) is with respect to less than all series of Securities then outstanding) of Section 501 occurs and is continuing with respect to any series, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding hereunder (each such series acting as a separate class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. If an Event of Default described in paragraph (4) or (7) (if the Event of Default under paragraph (4) or (7) is with respect to all series of Securities then Outstanding), (5) or (6) of Section 501 occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount (or, if any securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities then Outstanding and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

          At any time after such a declaration of acceleration has been made with respect to the Securities of any series, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue installments of interest on the Securities of such series,

               (B) the principal of (and premium, if any, on) any Securities of such series which have become due otherwise than by reason of such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Securities of such series, to the extent that payment of such interest is lawful,

               (C) interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities of such series to the extent that payment of such interest is lawful, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and

          (2) all Events of Default with respect to such series of Securities, other than the nonpayment of the principal of the Securities of such series which have become due solely by reason of such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

          (1) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

          (3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of any series,

and any such default continues for any period of grace provided with respect to the Securities of such series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security (or the Holders of any such series in the case of Clause (3) above), the whole amount then due and payable on any such Security (or on the Securities of any such series in the case of Clause (3) above) for principal (and premium, if any) and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, at such rate or rates as may be prescribed therefor by the terms of any such Security (or of Securities of any such series in the case of Clause (3) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607) and of the Securityholders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Securityholder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          Section 505. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and any other amounts due the Trustee under Section 607, be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.

          Section 506. Application of Money Collected. Any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
607.

          SECOND: To the payment of the amounts then due and unpaid upon the Securities of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

          Section 507. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this

Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other Holders of Securities of such series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Securities of such series.

          Section 508. Unconditional Right of Securityholders To Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          Section 509. Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

          Section 510. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

          Section 512. Control by Securityholders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

          (1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured

          (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities of such series, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 514. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series to which the suit relates, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).

          Section 515. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   The Trustee
                                   -----------

          Section 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any series of Securities,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee: and

          (2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          Section 602. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Securityholders of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Securityholders of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series no such notice to Securityholders of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term "default", with respect to Securities of any series, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

          Section 603. Certain Rights of Trustee. Except as otherwise provided in Section 601:

          (a) the Trustee nay rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section 605. Trustee May Hold Securities. The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          Section 606. Money Held in Trust. Subject to the provisions of Section 1003 hereof, all moneys in any currency or currencies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          Section 607. Compensation and Reimbursement. The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

          Section 608. Disqualification; Conflicting Interests. The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded for purposes of the conflicting interest provisions of such Section 310(b) the Securities of every other series issued under this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

          Section 609. Corporate Trustee Required Eligibility. There shall at all times be a Trustee hereunder with respect to each series of Securities, which shall be either

          (i) a corporation organized and doing business under the laws of the United States of America or of any State of the United States of America, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority, or

          (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $10,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this section, it shall resign immediately in the manner and with the effect specified in Section 610.

          Section 610. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign with respect to any series of Securities at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Company.

          (d) If at any time:

          (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security of that series for at least 6 months, or

          (2) the Trustee shall cease to be eligible under Section 609 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

          (3) the Trustee shall become incapable of acting with respect to any series of Securities, or

          (4) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, with respect to the series, or in the case of Clause (4), with respect to all series, or (ii) subject to Section 514, any Securityholder who has been a bona fide Holder of a Security of such series for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series, or, in the case of Clause (4), with respect to all series.

          (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of the Trustee with respect to any series of Securities for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee for that series of Securities. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Company or the Securityholders of such series and accepted appointment in the manner hereinafter provided, subject to Section 514, any Securityholder who has been a bona fide Holder of a Security of that series for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

          (f) The company shall give notice of each resignation and each removal of the Trustee with respect to any series and each appointment of a successor Trustee with respect to any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal Corporate Trust Office.

          Section 611. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to any series as to which it is resigning or being removed as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of all amounts owed to it, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder with respect to all or any such series, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co- trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

          No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article.

          Section 612. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any


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                                                                              50



corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

          Section 613. Preferential Collection of Claims Against Company. (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within 3 months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities (as defined in subsection (c) of this Section):

          (1) an amount equal to any and all reduction in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such 3-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default: and

          (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such 3-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

          (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law:

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such 3-month period:

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such 3-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within 3 months; or

          (D) to receive payment on any claim referred to in paragraph (B) or against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

          For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such 3-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre- existing claim.

          If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, the Securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respec tive claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Securityholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

          Any Trustee which has resigned or been removed after the beginning of such 3-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such 3-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such 3-month period: and

          (ii) such receipt of property or reduction of claim occurred within 3 months after such resignation or removal.

          (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture:

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self- liquidating paper as defined in Subsection (c) of this Section.

          (c) For the purposes of this Section only:

          (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

          (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

          (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within 7 days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5) The term "Company" means any obligor upon the Securities.

          Section 614. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding the Trustee, with the approval of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and, if other than the Company itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this


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                                                                              55



Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for any such payments made by the Trustee, subject to the provisions of Section 607.

          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION), as Trustee

                                        By:
                                            ------------------------------------
                                             As Authenticating Agent

                                        By:
                                            ------------------------------------
                                             Authorized officer


                                  ARTICLE SEVEN

                      Securityholders' Lists and Reports by
                               Trustee and Company
                               -------------------

          Section 701. Company To Furnish Trustee Names and Addresses of Securityholders. The Company will furnish or cause to be furnished to the Trustee

          (1) semi-annually, not later than December 15 and June 15 in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of Securities of each series as of such date, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

          Section 702. Preservation of Information; Communications to Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in
Section 701 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) If 3 or more Holders of Securities of any series (hereinafter referred to as "applicants") apply in writing to the


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                                                                              57



Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least 5 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within 5 Business Days after the receipt of such application, at its election, either

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

          (ii) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Securityholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within 5 days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securityholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Securityholders of such series or all

Securityholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with
Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

          Section 703. Reports by Trustee. (a) The term "reporting date" as used in this Section means May 15. Within 60 days after the reporting date in each year, beginning in 1994, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, a brief report dated as of such reporting date with respect to any of the following events which may have occurred during the twelve months preceding the date of such report (but if no such event has occurred within such period, no report need be transmitted):

          (1) any change to its eligibility under Section 609 and its qualifications under Section 608;

          (2) the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

          (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of such series Outstanding on the date of such report;

          (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, an the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a


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                                                                              59



     creditor relationship arising in any manner described in Section 613(b)(2),
     (3), (4), or (6) ;

          (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

          (6) any additional issue of Securities which the Trustee has not previously reported: and

          (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

          (b) The Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities outstanding of such series at such time, such report to be transmitted within 90 days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Securities are listed, and also with the Commission. The Company will notify the Trustee when the Securities are listed on any stock exchange.

          Section 704. Reports by Company. The Company will

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and
     (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE EIGHT

                  Consolidation, Merger, Conveyance or Transfer

          Section 801. Company May Consolidate, etc., only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State of the United States of America or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Section 802. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. In the event of any such conveyance or transfer, the Company as the predecessor may be dissolved, wound up or liquidated at any time thereafter.

                                  ARTICLE NINE

                             Supplemental Indentures

          Section 901. Supplemental Indentures Without Consent of
Securityholders. Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

          (2) to add to the covenants of the Company, or to surrender any right or power herein conferred upon the Company, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or

          (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

          (4) to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

          (5) to establish any form of Security, as provided in Article Two, and to provide for the issuance of any series of Securities as provided in Article Three and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series; or

          (6) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 611; or

          (7) to add any additional Events of Default in respect of the Securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series); or

          (8) to provide for the issuance of securities in coupon as well as fully registered form.

          Section 902. Supplemental Indentures with Consent of Securityholders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby,

          (1) change the Maturity of the principal of, or the Stated Maturity of any premium on, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or change the coin or currency in which any Security is denominated, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be); or

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or

          (3) modify any of the provisions of this Section, Section 513 or
     Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

          It shall not be necessary for any Act of Security holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture


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                                                                              64



is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

          Section 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 906. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE TEN

                                    Covenants

          Section 1001. Payment of Principal, Premium and Interest. With respect to each series of Securities, the Company will duly and punctually pay the principal of (and premium, if any) and interest on such Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Securities of such series.

          Section 1002. Maintenance of Office or Agency. The Company will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the


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                                                                              65


address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee, Attention:
Corporate Trust Department, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

          Section 1003. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to act.

          Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of such series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal (and premium, if any) or interest on the Securities of such series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.


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                                                                              66



          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company mail to the Holders of the Securities for which the money to be repaid was held in trust, as their names and addresses appear in the Security Register, a notice that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first mailed to the Holders of the Securities for which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the company free of the trust formerly impressed upon it.

          The Company initially authorizes the Trustee to act as Paying Agent for the Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

          Section 1004. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that


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                                                                              67



          (1) a review of the activities of the Company during such year and of its performance under this Indenture and under the terms of the Securities has been made under his supervision; and

          (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture and has complied with all conditions and covenants on its part contained in this Indenture through such year, or, if there has been a default in the fulfillment of any such obligation, covenant or condition, specifying each such default known to him and the nature and status thereof.

          For the purpose of this Section 1004, default and compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.


          Section 1005. Legal Existence. Subject to Article Eight the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

                                 ARTICLE ELEVEN

                            Redemption of Securities

          Section 1101. Applicability of Article. The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to Section 202 and on such terms as are specified in such form or in the indenture supplemental hereto with respect to Securities of such series as provided in Section 301. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article.

          Section 1102. Election To Redeem; Notice to Trustee. The election of the Company to redeem any Securities redeemable at the election of the Company shall be evidenced by, or pursuant to authority granted by, a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of


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                                                                              68



Securities of such series and the Tranche (as defined in Section 1103) to be redeemed.

          In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

          Section 1103. Selection by Trustee of Securities To Be Redeemed. If less than all the Securities of like tenor and terms of any series (a "Tranche") are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such Tranche not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (other than pro rata selection) and which may include provision for the election for redemption of portions of the principal of Securities of such Tranche of a denomination larger than the minimum authorized denomination for Securities of that series. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series. If less than all the Securities of unlike tenor and terms of any series are to be redeemed, the particular Tranche or Tranches of Securities to be redeemed shall be selected by the Company.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

          Section 1104. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:


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                                                                              69



          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed, from the Holder to whom the notice is given;

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said Redemption Date;

          (5) the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment; and

          (6) that the redemption is on account of a sinking or purchase fund, or other analogous obligation, if that is the case.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          Section 1105. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.

          Section 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with such notice of redemption, such Securities shall be paid by the Company at the Redemption Price. Unless otherwise provided with respect to such Securities pursuant to Section 301, installments of interest the Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.


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                                                                              70


          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security, or as otherwise provided in such Security.

          Section 1107. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company in the Place of Payment with respect to that series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Maturity and of like tenor and terms, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

          Section 1108. Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Company may at its option (1) deliver to the Trustee for cancellation any Securities of such series theretofore acquired by the Company, or (2) receive credit for any Securities of such series (not previously so credited) acquired by the Company (including by way of optional redemption (pursuant to the sinking fund or otherwise) but not by way of mandatory sinking fund redemption) and theretofore delivered to the Trustee for cancellation, and if it does so then (i) Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Company will deliver to the Trustee (A) an Officers' Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by delivery or credit of Securities of such series acquired by the Company, and (B) such Securities, to the extent not previously surrendered. Such Officers' Certificate shall also state the basis for such credit and that the Securities for which the Company elects to receive credit have not been previously so credited and were not acquired by the Company through operation of the mandatory sinking fund, if any, provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be


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                                                                              71


cancelled by the Trustee and no Securities shall. be authenticated in lieu thereof.

          If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 1106. The Trustee shall select, in the manner provided in
Section 1103, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series to be given in the manner provided in Section 1104 (and with the effect provided in Section 1106) for the redemption of Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 1108. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

          On or before each sinking fund Redemption Date provided with respect to Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption date pursuant to this
Section 1108.

                                 ARTICLE TWELVE

                                  Subordination

          SECTION 1201. Agreement To Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right


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                                                                              72


of payment, to the extent and in the manner provided in this Article Twelve, to the prior payment of all Senior Indebtedness, and that such subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. Only indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article Twelve shall be subject to Section 1212.

          SECTION 1202. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its respective properties: (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before the Holders of Securities shall be entitled to receive any payment of principal of or interest on other amounts with respect to the Securities; and (2) until the Senior Indebtedness is paid in full, any distribution to which the Holders of Securities would be entitled but for this Article Twelve shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders of Securities may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities and do not provide for the payment of principal prior to the Stated Maturity of all Senior Indebtedness.

          SECTION 1203. Default on Senior Indebtedness. The Company may not pay the principal of or interest on or other amounts with respect to the Securities, make any deposit pursuant to Section 1003 or repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred or is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness, pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a


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                                                                              73



"Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior Indebtedness, or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

          SECTION 1204. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Senior Indebtedness (or their Representatives) of the acceleration. If any Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after Representatives of the Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article Twelve otherwise permits payments at that time.

          SECTION 1205. When Distributions Must Be Paid Over. If a distribution is made to the Holders of Securities that because of this Article Twelve should not have been made to them, the Holders of Securities who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

          SECTION 1206. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders of Securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article Twelve to holders of Senior Indebtedness which otherwise would have been made to Holders of Securities is not, as between the Company and Holders of Securities, a payment by the Company on Senior Indebtedness.

          SECTION 1207. Relative Rights. This Article Twelve defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing in this Indenture shall: (1) impair, as between the Company and Holders of Securities, the


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                                                                              74



obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or 83 (2) prevent the Trustee or any Holder of Securities from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.

          SECTION 1208. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

          SECTION 1209. Rights of Trustee and Paying Agent. Notwithstanding
Section 1203, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a trust officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Twelve. The Company, the Registrar or co- registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issuer of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article Six shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Article Six.

          SECTION 1210. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives (if any).

          SECTION 1211. Article Twelve Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article Twelve shall not be construed as preventing the occurrence of an Event of Default. Nothing in this Article Twelve shall have any effect on the right of the Holders of Securities or the Trustee to accelerate the maturity of the Securities.

          SECTION 1212. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. government obligations held in trust under Section 1003 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness, or subject to the restrictions set forth in this Article Twelve, and none of the Holders of Securities shall be obligated to pay over any such amount to the Company, or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 1213. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article Twelve, the Trustee and the Holders of Securities shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 1202 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Securities or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 1214. Trustee To Effectuate Subordination. Each Holder of Securities by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Securities and the holders of Senior Indebtedness as provided in this Article Twelve and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 1215. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Securities, the Company, or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

          SECTION 1216. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder of Securities by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        BRISTOL-MYERS SQUIBB COMPANY,

                                           by
                                              ----------------------------------
                                              Name:
                                              Title:
Attest:


-----------------------------------
Name:
Title:

                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION),

                                           by
                                              ----------------------------------
                                              Name:
                                              Title:
Attest:


-----------------------------------
Name:
Title:

                                   EXHIBIT 4.2

          Unless this certificate is presented by an authorized representative of The Depository Trust Company or a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by ant authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of OTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede Co., has an interest herein.

                          BRISTOL-MYERS SQUIBB COMPANY
                            7.15% Debenture Due 3033

REGISTERED                                                      CUSIP

No.


          BRISTOL-MYERS SQUIBB COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns,
the principal sum of [                           ] at the office or agency of
the Company in New York, New York designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee mentioned below, located at 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on June 15 and December 15 of each year, commencing December 15, 1993, at said office or agency (except as provided below), in like coin or currency, at the rate per annum specified in the title hereof, such interest to accrue from the date of this Debenture until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any June 15 or December 15 will, except as provided in the Indenture dated as of June 1, 1993 (herein called the "Indenture"; capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Indenture), duly executed and delivered by the Company to The Chase Manhattan Hank (National Association), as trustee (herein called the "Trustee"], be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the next preceding June 1 or December 1, respectively (herein called the "Regular Record Date"), whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Arty such interest which is payable, but is not so punctually paid or duly provided far, shall forthwith cease to be payable to the registered Holder on such Regular Retard Date and may be paid either to the Person in whose name this Debenture (or one or more predecessor Securities) is registered at the close of business on a~-Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures mat less than 10 nays prior to such Special Record Date, or may be paid at any tine in any other lawful manner mat inconsistent with the requirements of any securities exchange on which the Debentures nay be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

          Initially, the Trustee will be the Paying Agent and the Security Registrar with respect to this Debenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York.

          This Debenture is one of the duly authorized issue of debt securities (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all other indentures supplemental thereto reference is hereby made far a statement of the rights and limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

          The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, maybe subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of the series of Securities of the Company issued pursuant to the Indenture designated as the 7.15% Debentures Due 2023 (herein called the "Debentures"), limited in aggregate principal amount to $350,000,000.

          The Debentures are not redeemable prior to the Stated Maturity of the principal hereof arid will not be subject to any sinking fund.

          If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose-of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time outstanding of each series on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture ox such other Debentures.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Debenture at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

          As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company's option, either the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the securities of such series or the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions with respect to the Securities of such series.

          The Debentures are issuable in-registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Debentures may be exchanged for a like aggregate principal amount and Stated Maturity of Debentures of other authorized denominations at the office or agency of the Company in New York, New York, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New York), and in the manner and subject to the limitations provided in the Indenture.

          Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in New York, New York, designated for such purpose by the Company (on the date hereof, the principal Corporate Trust Office of the Trustee, located at 4 Chase MetroTech Center, 3rd Floor, Brooklyn, New
York), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, a new Debenture or Debentures of authorized denominations for a like aggregate principal amount and Stated Maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

          No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Debenture shall be construed in accordance with and governed by the laws of the State of New York.

          Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Debenture shall not be entitled to any benefits under the Indenture, or be valid or obligatory fox any purpose.


          IN WITNESS WHEREOF, BRISTOL-MYERS SQUIBB COMPANY has caused this Debenture to be duly executed under its corporate seal.

Dated:                                  BRISTOL-MYERS SQUIBB
                                        COMPANY,

                                          by
                                             -----------------------------------
                                             Name:
                                             Title:

[Seal]                                  ATTEST:

                                          by
                                             -----------------------------------
                                             Name:
                                             Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION),
                                        as Trustee,

                                          by

                                             -----------------------------------
                                             Authorized Officer

                                                                  EXHIBIT 5


                              [Letterhead of]

                          Cravath, Swaine & Moore
                             [New York Office]




                                                              July 19, 2001


                        Bristol-Myers Squibb Company
                     Registration Statement on Form S-3

Dear Sirs:

          We have acted as counsel to Bristol-Myers Squibb Company (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of senior debt of the Company to be issued under an Indenture dated as of June 1, 1993 (the "Senior Indenture"), between the Company and The Chase Manhattan Bank (the "Senior Trustee"), subordinated debt of the Company (together with the senior debt securities, the "Debt Securities") to be issued under an Indenture (the "Subordinated Indenture") to be entered into between the Company and a trustee (the "Subordinated Trustee"), preferred stock (the "Preferred Stock") of the Company, depositary shares (the "Depositary Shares") of the Company representing a fractional interest in a share of Preferred Stock, common stock, par value $.10 per share (the "Common Stock") of the Company, and/or warrants to purchase Debt Securities, Preferred Stock, or Common Stock (the "Warrants") of the Company in an aggregate amount not to exceed $5,000,000,000 (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, and Warrants are collectively referred to herein as the "Securities").

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and



PAGE>


documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

          (1) with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Senior Trustee or Subordinated Trustee, as applicable, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") and any officers of the Company delegated such authority has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);


                                    (2)

          (2) with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid, and nonassessable;

          (3) with respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) the Deposit Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Deposit Agreement, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered, and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued;

          (4) with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and nonassessable; and

          (5) with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the


                                    (3)
offering thereof, and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

          We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, and the Federal laws of the United States of America.

          We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities or the issuance of the Preferred Stock, Depositary Shares, Common Stock, or Warrants on behalf of the Company, in the Prospectus and in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Securities and Exchange Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit (5) thereto.


                                            Very truly yours,

                                            /s/ Cravath, Swaine & Moore

Bristol-Myers Squibb Company
     345 Park Avenue
         New York, NY 10154

Attention of John L. McGoldrick, Esq.



                                    (4)

                                                                 Exhibit 12


                        BRISTOL-MYERS SQUIBB COMPANY
        Ratio of Earnings to Fixed Charges and Ratio of Earnings to
            Combined Fixed Charges and Preferred Stock Dividends

          For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before provision for income taxes and fixed charges (excluding capitalized interest), and "fixed charges" consist of interest and debt expense, capitalized interest and one-third of rental expenses (which the Company believes is a reasonable approximation of the interest factor of such rental expense). Preferred dividends are not included in the calculation due to immateriality.

          The following table sets forth the ratio of earnings to fixed charges for the Company (in millions except ratio amounts) for each of the periods indicated.



                                       Three Months Ended
                                             March 31,                          Year ended December 31,
                                             ---------                          -----------------------
                                        2001         2000          2000          1999          1998         1997        1996

Earnings

Earnings before income taxes             $1,687       $1,530        $5,478        $5,158       $3,638        $3,738      $3,423

Fixed Charges                                38           39           148           174          200           168         135

Capitalized Interest                        (5)          (5)          (12)          (15)         (12)          (10)        (15)
                                       --------

Total Earnings                           $1,720       $1,564        $5,614        $5,317       $3,826        $3,896      $3,543
                                         ======


Fixed Charges

Interest and Debt Expense                   $26          $27          $108          $130         $154          $118         $78

Capitalized Interest                          5            5            12            15           12            10          15

One-third of rental expense                   7            7            28            29           34            40          42
                                           ----

Total Fixed Charges                         $38          $39          $148          $174         $200          $168        $135
                                            ===

Ratio of Earnings to Fixed Charges        45.26        40.10 (a)     37.93 (b)     30.56        19.13  (c)    23.19(d)    26.24
                                          =====        =====         =====         =====        =====         =====       =====
and Ratio of Earnings to Combined
Fixed Charges and Preferred Stock
Dividends



          (a) Earnings in the first quarter of 2000 reflect a $120 million gain before taxes on sale of businesses and a $102 million charge before taxes for restructuring. Excluding these nonrecurring items, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for 2000 would have been 39.64.

          (b) Earnings in 2000 reflect a $160 million gain before taxes on sale of businesses and a $508 million charge before taxes for restructuring. Excluding these nonrecurring items, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for 2000 would have been 40.28.

          (c) Earnings in 1998 reflect a $201 million gain before taxes on sale of businesses, a $157 million charge before taxes for restructuring, a $100 million charge before taxes for prescription drug pricing litigation and a $700 million charge before taxes for pending and future product liability claims. Excluding these nonrecurring items, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for 1998 would have been 22.91.

          (d) Earnings in 1997 reflect a $120 million charge before taxes for restructuring. Excluding these nonrecurring items, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for 1997 would have been 26.24.


                                    (2)

                                                                 Exhibit 15




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 25, 2001 on our review of interim financial information of Bristol-Myers Squibb Company (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement dated July 19, 2001.

Very truly yours,


   /s/ PricewaterhouseCoopers
--------------------------------
PricewaterhouseCoopers LLP
New York, New York

July 19, 2001

                                                              Exhibit 23(a)


                     CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2001 relating to the financial statements and financial statement schedule, which appears in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------


PRICEWATERHOUSECOOPERS LLP
New York, New York

July 19, 2001

                                                                 Exhibit 24


                             Power of Attorney

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Bristol Myers Squibb Company (the "Company") constitutes and appoints John L. McGoldrick, Esq., Executive Vice President, President - Medical Devices Group and General Counsel of the Company, and Sandra Leung, Secretary of the Company, as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $5,000,000,000 (including $1,000,000,000 of securities previously registered under a registration statement on Form S-3 (File No. 333-49227 aggregate initial public offering price of debt securities, preferred stock, depositary shares, common stock and warrants, any registration statement relating to any offering made pursuant to the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and any or all amendments to such Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and other appropriate governmental agencies, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intent and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have duly signed this Power of Attorney this 17th day of July, 2001.

/s/ Peter R. Dolan
--------------------------------------
Peter R. Dolan
Chief Executive Officer,
President and Director

/s/ Frederick S. Schiff
------------------------------------
Frederick S. Schiff
Corporate Staff Senior Vice
President and Chief Financial
Officer

/s/ Charles A. Heimbold, Jr.
---------------------------------
Charles A. Heimbold, Jr.
Chairman of the Board of
Directors

/s/ Robert E. Allen
---------------------------------
Robert E. Allen
Director

/s/ Lewis B. Campbell
------------------------------
Lewis B. Campbell
Director

/s/ Vance D. Coffman
-----------------------------
Vance D. Coffman
Director

/s/ Ellen V. Futter
------------------------------
Ellen V. Futter
Director

/s/ Louis V. Gerstner, Jr.
------------------------------
Louis V. Gerstner, Jr.
Director


/s/ Laurie H. Glimcher, M.D.
------------------------------
Laurie H. Glimcher, M.D.
Director


/s/ Leif Johansson
------------------------------
Leif Johansson
Director

/s/ James D. Robinson III
------------------------------
James D. Robinson III
Director

/s/ Louis W. Sullivan, M.D.
------------------------------
Louis W. Sullivan, M.D.
Director

                                                              Exhibit 25(a)
-----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                         -------------------------

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                -------------------------------------------
            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                  ----------------------------------------

                          THE CHASE MANHATTAN BANK
            (Exact name of trustee as specified in its charter)

New York                                                             13-4994650
(State of incorporation                                        (I.R.S. employer
if not a national bank)                                     identification No.)

270 Park Avenue
New York, New York                                                        10017
(Address of principal executive offices)                             (Zip Code)

                             William H. McDavid
                              General Counsel
                              270 Park Avenue

                          New York, New York 10017
                            Tel: (212) 270-2611
         (Name, address and telephone number of agent for service)
               ---------------------------------------------
                        BRISTOL-MYERS SQUIBB COMPANY
            (Exact name of obligor as specified in its charter)

Delaware                                                            22-079-0350
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                              identification No.)

345 Park Avenue
New York, New York                                                        10154
(Address of principal executive offices)                             (Zip Code)

                                ----------
                              Debt Securities
                    (Title of the indenture securities)

                                  GENERAL

Item 1.                                                 General Information.

          Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System,
              Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.       Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.




                                    (2)

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

          5. Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8. Not applicable.

          9. Not applicable.


                                 SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 18th day of July, 2001.

                                 THE CHASE MANHATTAN BANK

                                 By   /s/ James P. Freeman
                                     ----------------------
                                      James P. Freeman
                                      Vice President



                                    (3)

                           Exhibit 7 to Form T-1


                             Bank Call Notice

                          RESERVE DISTRICT NO. 2
                    CONSOLIDATED REPORT OF CONDITION OF

                         The Chase Manhattan Bank
               of 270 Park Avenue, New York, New York 10017
                  and Foreign and Domestic Subsidiaries,
                  a member of the Federal Reserve System,

                 at the close of business March 31, 2000,
               in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts

                     ASSETS                                        in Millions

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin ....................................           $  13,460
   Interest-bearing balances ............................               3,696
Securities:  ............................................
Held to maturity securities..............................                 671
Available for sale securities............................              56,085
Federal funds sold and securities purchased under
   agreements to resell .................................              31,833
Loans and lease financing receivables:
   Loans and leases, net of unearned income       $132,562
   Less: Allowance for loan and lease losses         2,188
   Less: Allocated transfer risk reserve ......          0
                                                  --------
   Loans and leases, net of unearned income,
   allowance, and reserve ...............................             130,374
Trading Assets ..........................................              50,488
Premises and fixed assets (including capitalized
   leases)...............................................               3,391
Other real estate owned .................................                  32
Investments in unconsolidated subsidiaries and
   associated companies..................................                 231
Customers' liability to this bank on acceptances
   outstanding ..........................................                 630
Intangible assets .......................................               3,891
Other assets ............................................              17,423
                                                                       ------
TOTAL ASSETS ............................................            $312,205
                                                                     ========



                                    (1)

                                LIABILITIES

Deposits
      In domestic offices ...............................            $103,709
      Noninterest-bearing ...............................             $41,611
      Interest-bearing ..................................              62,098
      In foreign offices, Edge and Agreement
      subsidiaries and IBF's ............................              80,379
Noninterest-bearing .....................................            $  4,920
      Interest-bearing ..................................              75,459

Federal funds purchased and securities sold under agree-
ments to repurchase .....................................              54,265
Demand notes issued to the U.S. Treasury ................                 529
Trading liabilities .....................................              31,970
Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases):
      With a remaining maturity of one year or less .....               4,764
   With a remaining maturity of more than one year
        through three years..............................                   0
   With a remaining maturity of more than three years....                  99
Bank's liability on acceptances executed and outstanding                  630
Subordinated notes and debentures .......................               5,430
Other liabilities .......................................              11,663

TOTAL LIABILITIES .......................................             293,438

                               EQUITY CAPITAL

Perpetual preferred stock and related surplus                               0
Common stock ............................................               1,211
Surplus  (exclude all surplus related to preferred stock)..            11,066
Undivided profits and capital reserves ....................             7,698
Net unrealized holding gains (losses)
on available-for-sale securities ..........................           (1,224)
Accumulated net gains (losses) on cash flow hedges.........                 0
Cumulative foreign currency translation adjustments .......                16
TOTAL EQUITY CAPITAL ......................................            18,767
                                                                     --------
TOTAL LIABILITIES AND EQUITY CAPITAL ......................          $312,205
                                                                     ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                              JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.



                          WILLIAM B. HARRISON, JR.)
                                      (2)

                           HAROLD S. HOOK )DIRECTORS
                             MARINA v.N. WHITMAN )






                                      (3)